Exhibit 10.27.3

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                            TRANSFER PRICE AGREEMENT


                                      among


                 ISKO DOKUMA ISLETMELERI SANAYI VE TICARET A.S.


                             CONE MILLS CORPORATION



                                       and



                           ISKONE DENIM PAZARLAMA A.S.



                           Dated as of October 3, 2002






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                                TABLE OF CONTENTS


                                                                           Page


Section         1.    Isko Invoice.........................................   1

Section         2.    Cone Invoice.........................................   2

Section         3.    Profits..............................................   2

Section         4.    Termination..........................................   2

Section         5.    Force Majeure........................................   2

Section         6.    Governing Law; Arbitration...........................   3

Section         7.    Notices..............................................   3

Section         8.    Miscellaneous........................................   3


SCHEDULES

Schedule        1     Transfer Price Procedure.............................   6

Schedule        2     Cotton Fixing Mechanism..............................   7

Schedule        2.1   Cone Cotton Specifications...........................   8


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                            TRANSFER PRICE AGREEMENT


                  TRANSFER PRICE AGREEMENT, dated as of October 3, 2002, among ISKO DOKUMA ISLETMELERI SANAYI VE TICARET A.S. ("Isko"), a corporation organized under the laws of Turkey, and CONE MILLS CORPORATION ("Cone"), a corporation organized under the laws of the State of North Carolina, United States of America and ISKONE DENIM PAZARLAMA A.S., ("JV"), a corporation organized under the laws of Turkey.


                                    RECITALS

                  A. Isko and Cone have established a joint venture to sell denim fabrics to Levi Strauss Europe or its 100% owned subsidiaries ("LSE") for Levi's(R) 501(R) jeans, such fabrics to be marketed to LSE by Cone and produced by Isko based upon orders allocated by Cone and accepted by Isko (the "Project").

                  B. Isko and Cone have entered into a Joint Venture Agreement, dated as of June 17, 2002 (and as the same may from time to time be amended or extended, the "Joint Venture Agreement"), between Isko and Cone, setting forth their agreement as to the management of JV, transfers of stock of JV and certain other matters related to JV.

                  C. Isko has agreed to provide JV with certain administrative services and assistance, all upon the terms and conditions of an administrative services agreement dated as of the date hereof.

                  D. Simultaneously with the execution and delivery of this Agreement, Isko, Cone and JV are entering into a Commercial Agreement, dated as of the date hereof (and as the same may from time to time be amended or extended, the ("Commercial Agreement"), setting forth the agreements of the parties with respect to carrying out the purposes of the JV.

                  E. In order to induce Isko and Cone to carry out the Joint Venture, the parties hereto desire to enter into this Agreement to set forth their agreement as to transfer pricing pursuant to the Joint Venture Agreement and Commercial Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree as follows:

                  Section 1. Isko Invoice. Pursuant to orders from LSE, Isko will invoice JV for first quality denim produced to LSE specifications as set forth in Schedule 1.

                  (a) Isko will provide Cone with fabric cost estimates in advance as fabric construction details are provided by Cone.



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                  (b) Isko's cotton cost will be based upon the cotton price as fixed by Isko and Cone under the Cotton Fixing Mechanism set forth in Schedule
2.

                  (c) Isko will provide reasonable detail of its cost calculations in order that JV and Cone may understand the methodology used to determine fabric cost.

                  Section 2. Cone Invoice. Cone will invoice JV as set forth in
Schedule 1. Cone charges represent sales commission, product development charges in the United States and a name license fee.

                  Section 3. Profits. Any remaining amount after Isko and Cone invoice amounts are subtracted from the selling price will be distributed on a 50/50 basis to Isko and Cone.

                  Section 4. Termination. (a) This Agreement may be terminated
(i) at any time by mutual written agreement of Isko, Cone and JV, (ii) in the event the Joint Venture Agreement is terminated pursuant to the terms thereof, upon notice by Isko or Cone to the other parties, or (iii) in the event either Isko or Cone commits a material breach of any provision of this Agreement or defaults in the performance of any of its material obligations hereunder, and such breach or default has not been cured within fifteen (15) days of delivery of notice thereof by any other party, upon notice by any such non-breaching or non-defaulting party to the other parties.

                  (b) Upon termination of this Agreement:

                  (i) The following provisions of this Agreement shall survive the termination of this Agreement: Sections 6, 7, 9 (b) and 9 (f).

                  (ii) Any and all outstanding purchase orders under Section 4 shall terminate to the extent Isko has not commenced production thereof. In the event Isko has commenced such production, Isko shall so notify JV and Cone as promptly as practicable following the termination of this Agreement, and the products covered by such purchase orders shall be sold in accordance with Sections 1, 2 and 3.

                  Section 5. Force Majeure. Any obligation (other than any obligation to pay money) of any party shall be temporarily suspended during the period in which such party is unable to perform such obligation by reason of force majeure but only to the extent of such inability to perform. For purposes of this Agreement, "force majeure" shall mean any event or condition that prevents a party from performing its obligations hereunder, is beyond the reasonable control of such party and could not, by the exercise of due diligence, have been avoided by such party, including without limitation (i) fire, explosion, labor disputes, casualty or accidents, lack of or failure of transportation facilities, epidemic, cyclone, flood, earthquake,
windstorm,   typhoons,   riots,  or  other  acts  of  God,  (ii)  war,
revolution, civil commotion, acts of public enemies, blockage or



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embargo, or (iii) any law, proclamation, regulation, ordinance, demand or requirement of any governmental authority. Upon the occurrence and until the cessation of any such force majeure, the party suffering therefrom shall immediately give the other parties notice in writing of the cause of delay. In the event force majeure lasts continuously for at least 60 days, the parties shall meet to consult and agree on the necessary arrangements for the further implementation of the Agreement; provided that if no such agreement is reached within 30 days thereafter, either Isko or Cone may terminate this Agreement by giving notice to the other parties.

                  Section 6. Governing Law; Arbitration. (a) This Agreement shall be governed by and construed in accordance with the laws of Turkey, without giving effect to the conflict of law rules thereof.

                  (b) Any and all disputes, controversies and claims arising out of, involving, or relating to the Agreement shall be referred to, settled and finally resolved exclusively by arbitration under the rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with such rules. Cone and Isko shall each appoint one arbitrator and a third arbitrator will be appointed by the two arbitrators appointed by the parties. The place of the arbitration shall be Zurich, Switzerland. The language to be used in the arbitral proceedings shall be English.

                  Section 7. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by telecopy or overnight courier service, (i) if to Isko at:
Isko Dokuma Isletmeleri Sanayi ve Ticaret A.S., Organize Sanayi Bolgesi, 3. Cadde 16425, Inegol/BURSA, telecopy: +90-224-714-8016, with copy to Cone, (ii) if to Cone at: Cone Mills Corporation, 804 Green Valley Road, Greensboro, North Carolina 27408, attention: General Counsel, telecopy: 336-379-6972, with copy to Isko, and (iii) if to JV at: Organize Sanayi Bolgesi, 3. Cadde 16425, Inegol/BURSA, telecopy: +90-224-714-8016, with copies to Cone and Isko; or at such other address or the telecopy number as Isko, Cone or JV may designate by written notice to the other parties.

                  Section 8. Miscellaneous. (a) Except as otherwise specifically provided in this Agreement, each party hereto shall pay all its own costs and expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements.

                  (b) If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.



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                  (c) Nothing in this Agreement will be construed as giving any
Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

                  (d) This Agreement has been concluded in the English language and in the event of any inconsistency between the original English version and any translation, such English version shall govern.

                  (e) Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against which enforcement or such amendment, change, waiver, discharge or termination is sought. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto.

                  (f) Each of the parties shall pay all taxes, duties or other charges, including, without limitation, any sales, value-added or similar transfer taxes, payable in respect of the sale or distribution by such party of any JV Product and shall hold the other parties harmless from any claims or demands made by any taxing or other governmental authority with respect thereto.

                  (g) This Agreement (including any Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire agreement of the parties relating to the subject matter hereof and supersede any and all prior agreements, arrangements and understandings relating thereto.

                  (h) The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  (i) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  (j) Neither this Agreement nor any transaction contemplated hereby shall create the relationship of partners, joint venturers or principal and agent among the parties hereto, except as expressly provided herein or therein. None of the parties hereto have any authority to represent or bind the other parties in any manner whatsoever, except as agreed in writing by the parties.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.


                                 ISKO DOKUMA ISLETMELERI SANAYI
                                   VE TICARET A.S.



                                 By /s/ Zekeriye Konukoglu
                                 Name: Zekeriye Konukoglu
                                 Title:


                                 CONE MILLS CORPORATION



                                 By /s/ Neil W. Koonce
                                 Name: Neil W. Koonce
                                 Title: Vice President


                                 ISKONE DENIM PAZARLAMA A.S.



                                 By /s/ Oguzhan Gurdogan/Ibrahim Halil Erpamukeu
                                 Name: Oguzhan Gurdogan/Ibrahim Halil Erpamukeu
                                 Title: Dep. V. P.



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